Exhibit 23.1

Deloitte & Co. S.A.

Florida 234, Piso 5°

C1005AAF

C.A.B.A., Argentina

Tel: (54-11) 4320-2700

Fax: (54-11) 4325-8081

www.deloitte.com/ar

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form F-1 of our report dated March  9, 2015, relating to the consolidated financial statements of Globant S.A. as of December 31, 2014 and 2013, and for each of the three years in the period ended December 31, 2014 appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

Yours truly,

City of Buenos Aires, Argentina

June 26, 2015

Deloitte & Co. S.A.

/s/ Daniel S. Vardé

Partner

Deloitte refers to one or more of Deloitte Touche Tohmatsu Limited, a UK private company limited by guarantee, and its network of member firms, each of which is a legally separate and independent entity. Please see www.deloitte.com/about for a detailed description of the legal structure of Deloitte Touche Tohmatsu Limited and its member firms.